SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
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                     Millennium Biotechnologies Group, Inc.
                     --------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                      MILLENNIUM BIOTECHNOLOGIES GROUP, INC
                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920


                            ADJOURNED MEETING NOTICE


                                                                January 10, 2006

Dear Stockholders:


         Please be advised that the Special Meeting of Stockholders of Millennium Biotechnologies Group, Inc. originally scheduled for January 25, 2006 has been adjourned. The meeting will be held at the Rye Town Hilton, 699 Westchester Ave., Rye Brook, NY 10573, on Friday, February 3, 2006, at 8:00 a.m. local time.

         If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying the proxy statement previously delivered to you has the power to revoke it at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at its principal offices, 665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.


         Thank you for your cooperation.


                                                Frank Guarino, Secretary